UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

_________________________

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

HEALTHCARE AI ACQUISITION CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

SUPPLEMENT DATED NOVEMBER 4, 2024

TO

PROXY STATEMENT OF

HEALTHCARE AI ACQUISITION CORP

In connection with its

ANNUAL GENERAL MEETING

TO BE HELD ON NOVEMBER 26, 2024

On November 1, 2024, HEALTHCARE AI ACQUISITION CORP (the “Company” or “HAIA”) filed with the Securities and Exchange Commission a definitive proxy statement (the “Proxy Statement”) for its annual general meeting which will be held on November 26, 2024 at 9:00 a.m., New York Time (the “Annual General Meeting”). The Annual General Meeting will be held in person at the offices of Loeb & Loeb LLP at 345 Park Avenue, New York, NY 10154. You can participate in the Annual General Meeting, vote, and submit questions live via telephone, the information for which is available at www.cleartrustonline.com/haia.

(877) 853-5257 (US Toll Free)

(888) 475-4499 (US Toll Free)

International numbers available: https://loeb.zoom.us/u/adv66rBl7u

Conference ID: 587 621 6464

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT

This supplement (the “Supplement”) contains additional information that supplements the Proxy Statement and we urge you to read this Supplement together with the Proxy Statement. To the extent that the information set forth herein differs from or updates information contained in the Proxy Statement, the information set forth herein shall supersede or supplement the information in the Proxy Statement. Defined terms used but not defined herein have the meanings set forth in the Proxy Statement and all page references are to pages in the Proxy Statement.

The Company makes the following amended and supplemental disclosures to correct the amount held in the Company’s Trust Account and the expected redemption price per share to include interest earned by the Trust.

On November 1, 2024, the redemption price per Public Share was approximately $11.57 (which is expected to be the same approximate amount on November 22, 2024,  two (2) business days prior to the scheduled date of the Annual General Meeting), based on the aggregate amount on deposit in the Trust Account of approximately $6.85 million as of November 1, 2024 (including interest not previously released to HAIA to pay its taxes), divided by the total number of then issued and outstanding Public Shares.

The redemption price per share will be calculated based on the aggregate amount on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to HAIA to pay its taxes two business days prior to the initially scheduled date of the Annual General Meeting. The closing price of the Public Shares on Nasdaq on November 1, 2024 was $11.50.

 HAIA cannot assure shareholders that they will be able to sell their Public Shares in the open market, even if the market price per Public Share is lower than the redemption price stated above, as there may not be sufficient liquidity in its securities when such shareholders wish to sell their shares. HAIA believes that such redemption right enables its holders of Public Shares to determine whether to sustain their investments for an additional period if HAIA does not complete a Business Combination on or before the Termination Date.

— END OF SUPPLEMENT TO PROXY STATEMENT —